 Sales Contract of Finished Oil

Contract No.: 200606143

Seller: Xi’an Baorun Industrial Development Co., Ltd. Place: Shouguang
Buyer: Shouguang City Lian Meng Petroleum & Chemical Co., Ltd.  Date: May 10, 2005

1.	Product, Quantity, Price and Delivery Time.

Product	Density	Manufacturer	Unit	Quantity(Ton)	Price	Total Amount(Yuan)	Delivery Time
Conventional residual	910.00	Yanlian	Ton	3,000	3050.00	9,150,000.00	May 10, 2005—May 31, 2005
Total Amount : Nine million one hundred and fifty thousand Yuan

2.	Quality Standard:
Density: 910.00kg/mî below; residual carbon≯5.0%, Sulphur≯0.5%, water ≯0.5%, water ≯0.5%--deducting, no other impurity.

3.	The term of the Supplier’s responsibility for quality: the Supplier will compensate the Buyer for all the loss from quality problem.

4.	Package Standard.
Supply and recycling of wrappage: none.

5.	The quantity and supply means of random must-haves, accessories and tools: none.

6.	Measurement Standard and Calculation of Reasonable Loss
Using the data from Boxing Station
The two parties should check the platform scale. In case of any dispute the two parties shall resolve it timely.

7.	The product should belong to buyers once the product passes the quality test. If the buyer doesn’t pay the purchasing price the product still belongs to the seller.

8.	Delivery place: Boxing Jing Bo Logistic railway station

9.	Transportation manner, arriving station and fees
The seller shall bear all of the transportation fees.

10.	The Standard , Method, Place and Term of the Quality Test
Using the test results from the buyers.
In case of any dispute the two parties shall resolve it timely.

11.	Transportation Fees
The buyer shall bear the transportation expenses from Jing Bo Logistic railway station to the delivery by buyer and the expenses of unloading goods.

12.	Payment Term
The unit price is 3,050.00/ton and the total price is paid upon two invoices (railway invoice-170 Yuan/ton and VAT invoice). The 80% of the total price will be paid upon receiving the goods and the balance will be paid upon receiving the two invoices. And the total price should be paid in cash.

13.	Guarantee form (a guarantee contract could also be made.) : None

14.	Termination
This contract may be amended or canceled by the two parties hereto for force majeure.

15.	Default
The liability of default and breaching action shall be resolved in compliance with Contract Law of the People's Republic of China

16.	In case of any dispute, the two parties hereto shall negotiate friendly or they may propose a suit to the local People’s Court in the place where the suitor is located.

17.	This contract shall be effective upon the signing by the two parties hereof.

18.	Others
If the market changes the two parties hereto shall resolve the problem through actively negotiation.
.

Seller	Buyer	Notary
Seller (seal): Xi’an Baorun Industrial Development Co., Ltd. Address: Legal person: Authorized person: Tel: Fax: Opening Bank: Account #: Zip Code:
Buyer(seal): Shouguang City Lian Meng Petroleum & Chemical Co., Ltd.
Address: # 67 Jinguang Xijie, Shouguang city
Legal person: Zhang Xueqing
Authorized person:
Tel: 0536-5222662
Fax:0536-5227422
Opening Bank: Shouguang Branch of Industrial &Commercial Bank of China
Account #:1607006109022100171
Tax ID: 370783733716073
Opinion: Seal of the Notary By: Date: